Exhibit 99.1

Contact:

Jack Brennan, CFO - (305) 375-8005 or jbrennan@answerthink.com

Answerthink Announces Fourth Quarter Results

•	Revenue and Proforma EPS in line with guidance.

•	Hackett and Business Transformation year over year growth of 66% and 51%, respectively.

MIAMI, FL, February 8, 2005 – Answerthink, Inc. (Nasdaq: ANSR), a strategic business advisory and technology consulting firm, today announced its financial results for the fourth quarter ended December 31, 2004.

Fourth quarter revenue was $33.7 million, up 8% from $31.2 million in the fourth quarter of 2003. Diluted loss per share was $0.02, compared to diluted earnings of $0.02 for the fourth quarter of 2003. Pro forma diluted earnings per share were $0.01, compared to $0.03 for the fourth quarter of 2003. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

For fiscal year 2004, revenues were $143.5 million, up 8% from $132.4 million in fiscal year 2003. Diluted loss per share was $0.00, compared to an $0.11 loss for fiscal year 2003. The 2004 and 2003 results included restructuring costs of $0.08 and $0.11 per diluted share, respectively, related to an increase in previously established restructuring reserves for the consolidation of facilities. Pro forma diluted earnings per share were $0.10, up from $0.03 in fiscal year 2003.

The Company’s cash balances, including restricted cash and marketable investments, were $52.8 million at the end of the fourth quarter of 2004. During the quarter, the Company spent $2.3 million to repurchase 568,000 shares of the Company’s common stock. As of the end of the fourth quarter of 2004, $6.8 million remained available under the Company’s share repurchase program authorization.

“We are pleased with the progress we made during the year to expand the value we deliver to clients through our unparalleled best practices insight,” said Ted A. Fernandez, Chairman and CEO of Answerthink. “This was especially evident in the strong growth we achieved in our Hackett Group and Business Transformation service lines as well as our growing number of joint pursuits with Accenture. We believe that this focus will continue to improve our ability to compete and to grow in 2005.”

Based on the current economic outlook, the Company estimates total revenues for the first quarter of 2005 to be in the range of $36.0 million to $38.0 million. The Company also estimates diluted earnings (loss) per share to be in the range of ($0.01) to $0.02 and pro forma diluted earnings per share to be in the range of $0.01 to $0.03.

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Other Highlights

New Hackett Web Portal – Hackett launched a new Web portal www.thehackettgroup.com, which speeds up the benchmarking process and provides Hackett clients with improved access to best practice research and offers enhanced benchmark project management and online inquiry capabilities.

EzPharma Launch – Answerthink announced EzPharma, a custom mySAP™ All-in-One solution designed to offer pharmaceutical companies and others in the life sciences industries a powerful and efficient solution that can help improve time to market, enhance quality control, and streamline compliance efforts.

Balanced Scorecard Research – Hackett published research findings showing that less than 20 percent of all typical companies have mature balanced scorecard implementations in place that are generating business value. According to Hackett, typical companies report nearly nine times the number of measures when compared to the most effective balanced scorecards. In addition, these findings show that companies do not place enough emphasis on forward-looking measures such as external financial and operating performance.

Representative Client Engagements

Shared Services Strategy Advisory for a Global Telecommunications Technology Manufacturer – Leveraging a Hackett benchmark, Answerthink is assisting in the design and buildout of a shared services center located in Asia encompassing key finance operations. The shared service center will consolidate certain financial functions presently provided independently in 15 countries. The design of future state finance processes leverages Hackett Best Practices in creating a single global chart of accounts utilizing PeopleSoft and standardizing processes thereby helping to improve productivity throughout the enterprise.

Global Oracle Implementation & Finance Transformation for a Global Travel and Hospitality Company – Answerthink and its strategic alliance partner, Accenture, are providing support for this client’s comprehensive Oracle reimplementation effort. The project is a follow-on to Hackett finance benchmark and strategic advisory efforts designed to help the company develop a shared services strategy for finance.

Global SAP Implementation for a Global Financial Services Company – Answerthink and its strategic alliance partner, Accenture, are supporting an implementation of SAP to replace legacy systems. The effort was launched with a Hackett finance benchmark in 2004. Answerthink will utilize its Best Practices Implementation tools and methodology to integrate Hackett best practices throughout the implementation. The company’s overall goal is to create a single system for use by all of its global business units, and generate cost savings by centralizing purchasing and other related activities.

Regulatory Business Intelligence System for a National Telecommunications Company – As a continuation of a long-term project, Answerthink is assisting this company with the design, development, and implementation of a nationwide roll out of a custom business intelligence system that streamlines the process of rate-related regulatory filings. In a separate initiative, the company has asked Answerthink to support its Sarbanes-Oxley compliance efforts by guiding the configuration of a new compliance application.

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Shared Services Strategy for a Global Online Service Provider –Answerthink is supporting efforts to optimize and expand a newly-created dual shore finance shared services center. Activities include a phased conversion to SAP, reorganization of the center’s management team and implementation of Hackett-certified practices as the company expands the center from a U.S. pilot to a global operation incorporating facilities in the U.S. and India. Goals of the effort include helping the company find transformative ways to provide and improve service in a cost effective, scalable fashion.

Answerthink will host a conference call today at 5 pm to discuss fourth quarter earnings results and outlook. The number for the conference call is (877) 546-1566, (Passcode: Fourth Quarter, Leader: Ted A. Fernandez). For International callers, please dial (210) 234-0000.

A rebroadcast of the call will be available beginning at 8:00 P.M. ET on Tuesday, February 8, 2005 and will run through 5:00 P.M. ET on Tuesday, February 22, 2005. To access the rebroadcast, please dial (866) 356-4341. For International callers, please dial (203) 369-0101.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 8, 2005 and will run through 5:00 P.M. ET on Tuesday, February 22, 2005. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a strategic business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), an Answerthink company, is a business advisory firm providing empirically based advice and best-practices research to executives seeking to drive world-class performance in areas such as finance, IT, human resources, and procurement. Hackett’s functional and process-specific benchmarks and its confidential, on-demand, membership-based advisory services are backed by an ongoing database of best practices in processes, technology, and organization in use at more than 2,400 clients around the globe. This unparalleled information repository allows Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 93 percent of the Dow Jones Industrials, 80 percent of the Fortune 100 and 90 percent of the Dow Jones Global Titans Index.

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# # #

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report for the fiscal year ended January 2, 2004. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Year Ended
	December 31, 2004	January 2, 2004	December 31, 2004	January 2, 2004
Revenues:
Revenues before reimbursements	$30,446	$27,828	$129,339	$117,945
Reimbursements	3,232	3,359	14,208	14,442

Total revenues	33,678	31,187	143,547	132,387

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	18,398	16,001	75,774	73,061
Reimbursable expenses	3,232	3,359	14,208	14,442

Total project personnel and expenses	21,630	19,360	89,982	87,503

Selling, general and administrative expenses	12,369	10,181	48,491	43,951
Restructuring costs	—	—	3,749	4,875
Stock compensation expense	430	671	2,321	1,236

Total costs and operating expenses	34,429	30,212	144,543	137,565

Income (loss) from operations	(751)	975	(996)	(5,178)
Other income (expense):
Interest income	296	189	866	706
Interest expense	(24)	—	(64)	—

Income (loss) before income taxes and income from discontinued operations	(479)	1,164	(194)	(4,472)
Income taxes	251	125	324	350

Income (loss) from continuing operations	(730)	1,039	(518)	(4,822)
Income from discontinued operations	—	—	370	—

Net income (loss)	$(730)	$1,039	$(148)	$(4,822)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$(0.02)	$0.02	$(0.01)	$(0.11)
Income from discontinued operations	$—	$—	$0.01	$—
Net income (loss) per common share	$(0.02)	$0.02	$(0.00)	$(0.11)
Weighted average common shares outstanding	43,471	44,480	44,188	45,140

Diluted net income (loss) per common share (1):
Income (loss) from continuing operations	$(0.02)	$0.02	$(0.01)	$(0.11)
Income from discontinued operations	$—	$—	$0.01	$—
Net income (loss) per common share	$(0.02)	$0.02	$(0.00)	$(0.11)
Weighted average common and common equivalent shares outstanding	43,471	48,793	44,188	45,140

Pro forma data: (2)
Income (loss) before income taxes and income from discontinued operations	$(479)	$1,164	$(194)	$(4,472)
Restructuring costs	—	—	3,749	4,875
Stock compensation expense	430	671	2,321	1,236
Amortization of intangible assets	604	408	1,975	893

Pro forma income before income taxes	555	2,243	7,851	2,532
Pro forma income taxes	223	897	3,141	1,013

Pro forma net income	$332	$1,346	$4,710	$1,519

Pro forma basic net income per common share	$0.01	$0.03	$0.11	$0.03
Weighted average common shares outstanding	43,471	44,480	44,188	45,140

Pro forma diluted net income per common share	$0.01	$0.03	$0.10	$0.03
Weighted average common and common equivalent shares outstanding	47,353	48,793	48,457	47,236

(1)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the quarter ended December 31, 2004 and the years ended December 31, 2004 and January 2, 2004 as their effects would have been anti-dilutive to the loss incurred by the Company.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, non-cash compensation, income from discontinued operations and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2004	January 2, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,895	$54,441
Accounts receivable and unbilled revenue, net	27,878	24,877
Prepaid expenses and other current assets	3,459	4,260

Total current assets	71,232	83,578

Marketable investments	9,902	10,000
Restricted cash	3,000	3,000
Property and equipment, net	7,568	8,714
Other assets	3,245	3,211
Goodwill, net	33,786	26,720

Total assets	$128,733	$135,223

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,462	$3,793
Accrued expenses and other liabilities	25,417	26,195

Total current liabilities	28,879	29,988

Shareholders’ equity	99,854	105,235

Total liabilities and shareholders’ equity	$128,733	$135,223

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2004		2003
	Q4	Q3	Q4
Revenue Breakdown by Group:
(in thousands)

Business Applications	$12,327	$15,362	$13,589
Business Intelligence	$7,259	$7,634	$8,612
Business Transformation	$8,240	$8,361	$5,470
The Hackett Group	$5,852	$5,774	$3,516

Total revenues	$33,678	$37,131	$31,187

Revenue Concentration:
(% of total revenues)

Top customer	5%	6%	7%
Top 5 customers	23%	18%	25%
Top 10 customers	36%	29%	37%

Key Metrics and Other Financial Data:

Consultant utilization rate	61%	67%	69%
Gross billing rate per hour	$181	$174	$175
Net billing rate per hour	$163	$156	$156
Consultant headcount	550	600	483
Total headcount	717	768	618
Days sales outstanding (DSO)	76	79	73
Cash provided by (used in) operating activities (in thousands)	$4,283	$(1,225)	$2,712
Depreciation and amortization (in thousands)	$1,467	$1,324	$1,295

Share Repurchase Program:

Shares purchased since inception (in thousands)	5,527	4,959	3,550
Cost of shares repurchased since inception (in thousands)	$18,178	$15,857	$7,686
Average per share cost of shares purchased since inception	$3.29	$3.20	$2.16
Remaining authorization (in thousands)	$6,822	$4,143	$2,314